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                                                                    Exhibit 10.1

                                                                  Execution Copy

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of the 1st day of May, 2002 by and between
Q. E. P. Co., Inc., a Delaware corporation, with an address at 1081 Holland Drive, Boca Raton, FL, 33487 (the "Company") and Lewis Gould, residing at 596 Admirals Way, Del Ray Beach, FL, 33483 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive has been employed by the Company pursuant to an Employment Agreement dated as of the 15th day of July, 1996 (the "Existing Employment Agreement"), and currently serves, as its Chairman and Chief Executive Officer; and

         WHEREAS, upon the execution of this Employment Agreement (hereinafter the "Agreement") by the Executive, the Existing Employment Agreement shall terminate and shall be superseded by the terms and conditions of this Agreement; and

         WHEREAS, the Company desires to continue to employ and retain the services of the Executive,

         NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged,

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         IT IS AGREED:

         1.    Recitals Adopted.

         The parties hereto adopt as part of this Agreement each of the recitals which are contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself and himself.

         2.    Employment.

         A. The Company hereby employs the Executive as Chairman, President and Chief Executive Officer. The Executive accepts such employment upon the terms and conditions which are hereinafter set forth.

         B. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his business time, attention and skill and best efforts to the business of the Company; provided, however, that the Executive:

               (1) shall not be prevented from making and managing his personal passive investments in other and different businesses provided that same (a) shall not materially affect the performance of the Executive's duties pursuant to this Agreement, (b) shall not present any conflict of interest with the Company and (c) are not in competition with the Company;

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               (2)    shall not be prevented from engaging in charitable and
community affairs provided that same shall not materially affect the performance of the Executive's duties pursuant to this Agreement;

               (3) may serve, or continue to serve, on the Board of Directors of other companies or organizations provided that same (a) shall not materially affect the performance of the Executive's duties pursuant to this Agreement, (b) shall not present any conflict of interest with the Company and (c) are not in competition with the Company; provided further, however, that any outside business is not a "Business Opportunity" of the Company. A Business Opportunity of the Company shall be a product, service, investment, venture or other opportunity which is either (a) directly related to or within the scope of the existing business of the Company or (b) within the logical scope of the business of the Company, as such scope may be expanded or altered from time-to-time by the Board of Directors.

         The Executive may make investments in Business Opportunities provided that same (i) shall not materially affect the performance of the Executive's duties pursuant to this Agreement and (ii) are not in competition with the Company if the Business Opportunities are not undertaken by the Company after being presented to and considered by the Board of Directors.

         3.    Duties.

         A. The Executive shall have such authority and duties as are typical for a Chairman, President and Chief Executive Officer of a comparable size corporation including, but no limited to, being in charge of formulating strategic policy and

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direction of the Company and developing, negotiating and concluding acquisitions, and shall have full authority and responsibility with respect thereto, subject to the approval of the Board of Directors. His powers shall include the authority to hire and fire personnel of the Company.

         B. In the performance of his duties, the Executive shall make his principal office at the corporate headquarters of the Company in Boca Raton, Florida during the Term (hereinafter defined in Article "4" of this Agreement). The Company shall not relocate the corporate headquarters more than twenty five
(25) miles away from Boca Raton, Florida, without the Executive's consent.

         4.    Term.

         This Agreement shall commence as of the 1st day of May 2002 (the "Effective Date") and, unless sooner terminated as hereinafter provided, shall continue for a period of five (5) years until the 30th day of April, 2007; this Agreement shall be automatically renewed for successive one (1) year terms unless either party gives the other party written notice pursuant to Paragraph "C" of Article "27" of this Agreement, of his or its intent not to renew, at least six (6) months prior to the expiration of either the initial five (5) year term or any successive one (1) year term ("One Year Term"). "Term" shall be deemed to mean the initial five (5) year term and all successive One Year Terms. "Year" shall be deemed to mean each period from May 1 through April 30.

         5.    Compensation.

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         A.    The Company agrees to pay, and the Executive agrees to accept, compensation payable at such intervals as is consistent with the Company's normal payroll policies, at the rate of: four hundred thirty five thousand ($435,000) dollars per annum (the "Base Salary"). The Base Salary shall be deemed to include all Base Salary Increases (hereinafter defined in the following sentence). The Board of Directors, shall have the authority to increase Executive's Base Salary (the "Base Salary Increase") in its sole and absolute discretion at any time, provided however, that Executive shall be entitled to an annual cost of living increase commencing June 1, 2003, and each year thereafter, equal to at least the increase in the cost of living (hereinafter referred to as the "COL Index") from the average for the twelve
(12) month period commencing twenty four (24) months prior to the Year in question (hereinafter referred to as the "COL Year") to the average for the twelve (12) month period immediately preceding the first day of the Year in which such Base Salary Increase shall be payable (each such Year is hereinafter referred to as the "Determination Year"). In order to determine the average for the COL Year or for the Determination Year, the cost of living for each of the twelve months in the COL Year or in the Determination Year, as the case may be, shall be added and the resultant figure shall be divided by twelve (12). All cost of living computations shall be based upon the Consumer Price Index for all Urban Consumers for Miami - Fort Lauderdale, FL for "all items" of the Bureau of Labor Statistics of the United States Department of Labor (hereinafter referred to as the "Index"), or if, at the time a determination must be made, the Index is no longer published or issued, such other

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index as is generally recognized and accepted for similar determinations. The amount of the increase shall be computed by multiplying the Executive's Base Salary at the time of the increase (assume for purposes of the example to be $500,000) by a fraction, the numerator of which is the average cost of living for the Determination Year and the denominator of which is the average cost of living for the COL Year. By way of illustration, assume the following: (i) the average cost of living for the COL Year is One Hundred ($100) Dollars, (ii) the average cost of living for the Determination Year of May 1, 2004 through April 30, 2005 is One Hundred Ten ($110) Dollars. In this example, the Executive's Base Salary which shall be payable for the Year of May 1, 2005 through April 30, 2006 shall be $550,000, which is the amount which is arrived at by multiplying $500,000.00 by One Hundred Ten (110%) Percent (the increase in the average cost of living from the COL Year, or One Hundred ($100) Dollars, to the Determination Year, or One Hundred Ten ($110) Dollars.

         B. In addition, Executive shall receive such additional compensation and/or bonuses or stock options as may be awarded to him by the Board of Directors, in its sole and absolute discretion.

         C. "Compensation" shall be deemed to mean the compensation set forth in this Article "5" of this Agreement together with any and all benefits which are provided to, or for the benefit of, the Executive pursuant to this Agreement.

         6.    Medical Examination.

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         The Executive agrees to submit himself for a physical examination on one occasion per Year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any life insurance obtained for the benefit of the Company as beneficiary.

         7.    Automobile.

         The Company recognizes the Executive's need for an automobile for business purposes. The Company, therefore, shall provide the Executive with an allowance of not less than one thousand five hundred dollars ($1,500.00) per month during the Term, with annual increases in the discretion of the Compensation Committee of the Board of Directors, to be used by the Executive to lease an automobile as determined by the Executive in his sole and absolute discretion. The Company shall pay all expenses related to the maintenance, repairs and operation of the automobile including, but not limited to, gas, oil and insurance premiums.

         8.    Benefits.

         A. The Executive shall be entitled to all of the benefits set forth in this Article "8" of this Agreement.

         B. During the Term, the Executive shall be eligible for participation in and shall receive all benefits, under welfare benefit plans, practices, policies and programs provided by the Company (including, but not limited to, medical, prescription, dental, disability, salary continuance, employee life, group life,

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accidental death and travel accident insurance plans and programs) to the extent applicable to any other executive of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in each case, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the commencement of the Term or, then those provided at any time after the Effective Date to any other executive of the Company.

         If the Executive shall be required to pay any expenses as a result of any "deductible" with respect to any health benefits including, but not limited to, medical, dental or prescription benefits provided by the Company pursuant to this Agreement, the Company shall reimburse the Executive for any such expense.

         C. During the Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to any other executive of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities, savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Term or those provided at any time after the Effective Date to any other executive of the Company.

         D. The Company shall provide the Executive with insurance benefits consistent with the Split-Dollar Agreement, dated April 3, 2000, by and among the

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Company, the Executive and Susan Gould, as Trustee of the Lewis Gould
Irrevocable Trust No. 1.

         9.    Expenses.

         The Company shall, upon proper receipt of payment vouchers, pay for or reimburse the Executive, at least monthly, for all reasonable and necessary out-of-pocket business expenses which may be incurred by the Executive in the performance of his duties hereunder. The Executive shall present to the Chief Financial Officer or Controller each month an itemized account of such expenses in such form as is reasonably required by the Board of Directors.

         10.   Office and Support Staff.

         During the Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Executive at any time during the 120-day period immediately preceding the commencement of the Term or those provided at any time after the Effective Date to any other executive of the Company.

         11.   Vacation.

         The Executive shall be entitled to four (4) weeks vacation during each Year of the Term, during which time the Compensation shall be paid in full. Such vacation shall be taken at such time or times as the Executive shall determine. The Executive shall be entitled to accrue any unused vacation time from one Year to the next Year; provided however, that the Executive shall not be permitted to take in

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excess of eight (8) weeks of vacation in any one Year. Within thirty (30) days after the termination of this Agreement, the Executive shall be compensated for accrued vacation time which has not been taken by the Executive.

         12.   Sick Leave; Disability Pay.

         A. If the Executive shall fail or be unable for reasons of illness or other physical or mental incapacity to perform his usual and customary duties on behalf of the Company in the usual and customary manner (the "Disability Period"), the Executive shall continue to receive the Compensation for one year following the date of Executive's disability; provided however, that the amount of the Executive's salary during the Disability Period shall be reduced by any disability insurance payments which the Executive receives from policies which shall be maintained and paid for by the Company pursuant to Paragraph "B" of this Article "12" of this Agreement. If Executive shall receive any disability insurance payments for a Disability Period from policies which are maintained and paid for by the Company after the Company has made payment to the Executive for the same Disability Period, the Executive agrees to repay any such disability insurance payment(s) to the order of the Company.

         B. If the Executive qualifies for coverage, the Company shall purchase and maintain during the Term a policy of Disability Insurance which, after twelve (12) continuous months of disability, shall pay a minimum of $12,000 per month to the Executive.

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         C.    If the parties are unable to agree with respect to any question relating to Executive's disability including, but not limited to, the following:
(i) whether the Executive is disabled, or (ii) the date upon which the disability of the Executive commenced, then such dispute shall be determined by arbitration in accordance with Paragraph "D" of Article "27" of this Agreement.

         13.   Intentionally Deleted.

         14.   Cause.

         The Company shall have the right to terminate Executive's employment for Cause by the vote of a majority of the members of the Board of Directors. For purposes of this Agreement, the term "Cause" shall be limited to: (A) willful malfeasance; (B) the Executive's fraud, misappropriation or embezzlement; (C) an act or acts of dishonesty on the Executive's part which are intended to result in his substantial personal enrichment at the expense of the Company or (D) the Executive's default, violation of, or failure to perform any material provision of this Agreement; and the Executive failing to cure such failure or default within forty-five (45) days after receiving notice in accordance with the provisions of this Article "14." The Executive's employment shall not be terminated for Cause pursuant to this Article "14" of this Agreement unless (i) there shall have been delivered to the Executive a resolution duly adopted by the Board of Directors of the Company at a meeting of the Board (the "Meeting") which the Executive, together with his counsel, has an opportunity, upon reasonable written notice pursuant to Paragraph "C" of Article "27" of this Agreement, to attend and address the Board, such

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resolution setting forth with particularity the basis for terminating the
Executive for Cause, and (ii) the Executive fails to cure such failure or default within forty-five (45) days after the Meeting.

         Such termination of the Executive's employment for Cause shall not constitute a breach of this Agreement by the Company and the Company's sole obligation to the Executive shall be to pay the Executive the amount of any Compensation through the date of termination.

         If a dispute arises between the Company and the Executive as to whether or not the Company has Cause to terminate the Executive, the Company shall not be required to pay the Executive his Compensation unless and until (i) such dispute, including a determination of the proper amount of any Compensation owed to Executive, is resolved in Executive's favor by agreement of the parties or
(ii) a final and non-appealable determination of the matter in dispute is made in a legal proceeding relating to such determination.

         15.   Without Cause.

         The Company shall have the right to terminate Executive's employment without cause upon giving Executive sixty (60) days written notice. In the event of such termination, Executive shall continue to receive the Compensation and other benefits provided under this Agreement for the Term of the Agreement.

         16.   Termination by the Executive without Cause.

         The Executive, without cause, may terminate this Agreement upon ninety
(90) days' written notice to the Company. In such event, the Executive shall be

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required to render the services required pursuant to this Agreement during such ninety (90) day period unless otherwise directed by the Board of Directors. The Compensation shall continue to be paid during such ninety (90) day period. Vacation time accrued by the Executive shall be paid to the Executive within thirty (30) days after the termination of this Agreement pursuant to this Article "16" of this Agreement.

         17.   Termination by the Executive with Cause.

         The Executive may terminate his employment with the Company at any time, upon thirty (30) days written notice by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, (ii) any material diminishment in Executive's duties and responsibilities, working facilities, or the Compensation, or (iii) Executive's location of employment is moved more than twenty five (25) miles from where it is on the date of this Agreement, provided that such termination takes place within ninety (90) days after receipt by Executive of written notice of such relocation, and provided that in each instance giving rise to termination pursuant to this Article "17," Executive shall not have approved or consented to such action. In the event of termination by Executive in accordance with this Article "17", Executive shall be entitled to Compensation for the Term. The Company shall be permitted to remedy any of the items listed as (i), (ii) and (iii) of this Article "17" of this Agreement within the thirty (30) day period set forth in this Article "17" of this Agreement.

         18.   Termination of Employment Upon the Occurrence of
               "Triggering Event".

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         A.    Notwithstanding anything to the contrary herein, if (i) a
"Triggering Event" (hereinafter defined in Paragraph "B" of this Article "18" of this Agreement) has occurred and (ii) the Executive's employment is terminated for any reason within one year following the Triggering Event, including, but not limited to, the Executive's voluntary termination of his employment without cause (the "Termination"), (a) the Company shall continue to maintain all insurance and other benefits on behalf of the Executive (including but not limited to vacation and an automobile allowance) for the longer of three years or the full Term as if such employment had not been terminated, provided however, that Executive and his spouse, if any, at the time of termination shall be entitled to medical insurance benefits for the remainder of each of their respective lives, (b) the Executive shall become vested in all securities and options which are due to the Executive whether pursuant to this Agreement, or otherwise, (c) the Company shall, within ninety (90) days after the date of the Termination, pay the Executive an amount equal to 2.99 times the Executive's "annualized includible compensation" as defined in Section 280G of the Internal Revenue Code (the "Code") or under the section or sections of any future law which is in effect at the relevant time and which covers the subject matter of such sections (for purposes of this Agreement, wherever, there is a reference to a section of the Code, such reference shall be deemed to be to the applicable code section as well as to the section or sections of any future law which is in effect at the relevant time and which covers the subject matter of said code section) for the five (5) year period specified in Section 280G of the Code, and
(d) the

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Company shall engage Executive for a period of not less than two years as a consultant at a fee of not less than 80% of Executive's "annualized includible compensation."

         B. For purposes of this Agreement, the term "Triggering Event" shall be defined as (i) the sale of all or substantially all of the Company's assets;
(ii) any transaction in which any person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who owns less than 20% of the Company's capital stock on the date hereof, becomes the beneficial owner of twenty-five percent or more of the capital stock of the Company; (iii) the merger, consolidation, division or other reorganization of the Company in which its stockholders immediately prior to such transaction cease to own beneficially and/or of record more than seventy (70%) percent of the issued and outstanding shares of the surviving or new company immediately following such transaction; or (iv) three or more directors nominated by the Board of Directors to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

         C. If the Executive is required to hire counsel to negotiate on his behalf in connection with the Termination, or in order to enforce the rights and obligations of the Company as provided in this Article "18" of this Agreement, the Company shall reimburse to the Executive for all reasonable attorneys' fees and expenses which may be expended by the Executive in seeking to enforce the terms of this Agreement. Such reimbursement shall be paid every thirty (30) days after the

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Executive provides the Company with copies of invoices from the Executive's counsel. However, such invoices may be redacted to preserve the attorney-client privilege, client confidentiality or work product.

         D. The amount to be paid to the Executive pursuant to subparagraph "(c)" of Paragraph "A" of this Article "18" of this Agreement shall be reduced by the following:

               (1) The value of what the Executive receives pursuant to subparagraph "(a)" and "(b)" of Paragraph "A" of this Article "18" of this Agreement; and any other amount awarded under Paragraph "A" which would cause the Executive to be subject to the excise tax set forth in Section 4999 of the Code; and

               (2) All payments by the Company pursuant to Paragraph "C" of this Article "18" of this Agreement; provided, however, that if at the time of any payment to the Executive pursuant to subparagraph "(c)" of Paragraph "A" of this Article "18" of this Agreement, the Company receives an opinion from counsel to the Company that any portion, or all, of the deduction set forth in this Paragraph "D" of this Article "18" of this Agreement (the "Deduction") is not required to be made in order to avoid the excise tax set forth in Section 4999 of the Code and the non deductibility set forth in Section 280G of the Code, then such portion, or all, as the case may be, of the Deduction shall not be made.

         19.   Termination upon Death of Executive.

         The Term and the Executive's employment shall automatically terminate upon the date of the death of the Executive. The Company shall pay to the Personal

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Representatives of the Executive's estate the sum of (A) any unpaid Base Salary through the date of his death (B) compensation for accrued vacation time which has not been taken by the Executive and (C) such other amounts, if any, pursuant to such benefit or other plans or programs of the Company, if any, as may be provided for any other executive of the Company in the event of his or her death.

         20.   No Mitigation.

         If the Executive is entitled to Compensation pursuant to this Agreement at any time he is not actively working for the Company, in no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive pursuant to any of the provisions of this Agreement. Any money earned by the Executive from other sources after his employment with the Company terminates shall not reduce the amount owed to him by the Company pursuant to this Agreement.

         21.   No Set-Off.

         The Company's obligation to make the payments provided for herein and to perform its obligations hereunder shall not be affected by any circumstances, including, but not limited to, any set-off, counterclaim, recoupment or other right which the Company may have against the Executive.

         22.   Confidentiality.

         A. The Executive recognizes and acknowledges that he has in the past and currently has access to certain confidential information of the Company which is valuable, special and unique to the Company (the "Confidential Information").

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The Executive agrees that he shall not use any of the Confidential Information for any purpose other than as contemplated by and in accordance with his employment pursuant to the terms of this Agreement and shall not disclose the Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (i) to the Company and to authorized representatives of the Company and (ii) to counsel and other advisers and representatives of the Company, provided that such advisors or representatives (other than counsel) agree to the confidentiality provisions of this Article "21" of this Agreement, unless (i) such information becomes known to the public generally through no fault of the Executive, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Article "22" of this Agreement, the Executive shall, if possible, give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure, or (iii) the Executive reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the Executive.

         B. Upon the termination of his employment with the Company, all documents, records, notebooks and similar repositories of or containing Confidential Information, including copies thereof, then in the Executive's possession, whether prepared by him or others, shall be turned over to the Company.

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         C.    The Executive shall not assert any rights under any discoveries, concepts, ideas or improvements thereof or know-how related thereto as having been made or acquired by him prior to his employment.

         23.   Restrictive Covenants.

         A. Except as provided in Paragraph "B" of this Article "23" of this Agreement, from the date hereof and for a period of one (1) year following the end of the Term (notwithstanding the earlier termination of this Agreement), the Executive shall not, anywhere in the world, directly or indirectly, own, manage, join, control, be employed by, or participate in the ownership, operation or control of, or be connected in any manner with, any corporation or other entity which is engaged in the business of manufacturing, marketing and distributing specialty flooring tools and accessories in the home improvement market, whether for his own account or as an executive of any other person, firm or corporation; provided, however, that such other corporation or other entity competes with the Company; provided further, however, that the provisions set forth in this Article "23" of this Agreement shall not apply if the Executive terminates this Agreement for Cause pursuant to Article "17" of this Agreement".

         The provisions of this Paragraph "A" of this Article "23" of this Agreement shall not be construed to prevent the Executive from engaging in any activities permitted by Paragraph "B" of Article "2" of this Agreement.

         B. The restrictions which are contained in this Article "23" of this Agreement shall apply to any location in the world. The Executive hereby

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acknowledges and agrees that the Company now carries on substantial business throughout the world.

         24.   Reasonableness of Restrictions.

         Executive agrees that the duration, scope and geographic area for which the provisions set forth in this Agreement are to be effective are reasonable. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of its being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision of this Agreement is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision of this Agreement.

         25.   Time Periods Not Limited.

         Any period of time set forth in this Agreement shall not be construed to permit the Executive to engage in any of the prohibited acts set forth in this Agreement after such period if such acts would otherwise be prohibited by any applicable statute or legal precedent.

         26.   Company.

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         As used in this Agreement, "Company" shall mean Q. E. P. Co., Inc., its successors and assigns, and any of its present or future subsidiaries or organizations controlled by it.

         27.   Miscellaneous.

         A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any state of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

         C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) First Class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

         If to the Company:             Q.E.P. Co., Inc.
                                        1081 Holland Drive
                                        Boca Raton, FL, 33487
                                        Facsimile No.: (561) 241-2830
                                        Att: Mr. Marc Applebaum, Vice-President

         If to the Executive:           Mr. Lewis Gould
                                        c/o Q.E.P. Co., Inc.
                                        1081 Holland Drive
                                        Boca Raton, FL 33487

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                                        Facsimile No.: (561) 241-2830

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "27" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

         D. Governing Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of Florida and without giving effect to the principles of conflicts of laws be deemed to be an agreement entered into in the State of Florida and made pursuant to the laws of the State of Florida. The parties agree that they shall be deemed to have agreed to binding arbitration in Miami, Florida, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of Florida, County of Dade. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties further agree that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen (15%) percent or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed". The parties specifically designate the Courts in the City of Boca Raton, State of Florida as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of

Florida in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them, in accordance with Paragraph "C" of this Article "27" of this Agreement.

         E. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, including, but not limited to, the Existing Employment Agreement. Each party hereto agrees that, except for the representations and warranties set forth in this Agreement, neither the Executive nor the Company makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by himself or itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing. This Agreement may only be amended, changed, modified, extended, terminated or discharged orally by an Agreement in writing, which is signed by all of the parties to this Agreement.

         F. Further Assurances. The parties agree to execute any and all instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

         G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

         H. Non- Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach of this Agreement.

         I. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         J. Exhibits. Any Exhibit annexed or attached to this Agreement is incorporated into this Agreement by reference thereto and constitutes an integral part of this Agreement.




                                  [END OF PAGE]

         IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed of the day and year first above written.


                                             _________________________________
                                             Lewis Gould

                                             Q.E.P. Co., Inc.


                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________
                                       27